ENERGY FOCUS, INC. REPORTS SECOND QUARTER 2015 RESULTS Achieves Record Quarterly Performance with Net Sales of $16.6 Million, Operating Income of $3.1 Million and Net Income of $2.1 Million, or $0.21 Per Share SOLON, Ohio, August 5, 2015 - Energy Focus, Inc. (NASDAQ:EFOI), a leader in LED lighting technologies, today announced financial results for the second quarter ended June 30, 2015. Financial Highlights: • Record net sales of $16.6 million represents 148.1 percent in year-over-year growth and 26.4 percent sequential growth from the first quarter of 2015 • Gross margin of 45.9 percent represents 13.4 percentage points of improvement year-over-year, and is 4.8 percentage points higher than the first quarter of 2015 • Operating income of $3.1 million represents a $3.6 million year-over-year increase from an operating loss of $562 thousand in the second quarter of 2014, and a $1.8 million increase from the first quarter of 2015 • Net income of $2.1 million, or $0.21 per share, represents a $2.7 million year-over-year increase from the prior year's second quarter loss, and a $1.0 million increase from the first quarter of 2015 Operational Highlights: • Launched Commercial Intellitube®, the industry’s only UL-certified dual-compatibility (Direct-Wire and Direct-Fit) tubular LED (“TLED”) • Shipped the first foreign navy order, including Military Intellitube and full fixture LED bunk lights, to the Royal Australian Navy • Retrofitted 22 K-12 school districts for the first half of 2015 • Became the exclusive TLED partner of the U.S. Green Building Council’s Center for Green Schools • More than doubled manufacturing floor space to accommodate future growth in production and warehousing needs for “Buy American” and “Made in America” products “Our second quarter 2015 financial results mark the fifth consecutive quarter of solid growth since the first quarter of 2014, as we continued to successfully execute our growth strategy. We again saw across-the-board improvements in our financial results, notably organic sales growth far in excess of our long-term 50 percent top-line growth target. Additionally, gross margins expanded and continued to stay well above our long-term 35 percent target, and we posted our second consecutive quarter of profitability,” stated James Tu, Executive Chairman and Chief Executive Officer. “During the quarter we further expanded the production and delivery of Military Intellitube, which has now retrofitted approximately 20 percent of the U.S. Navy fleet based on our estimate. We also continued to aggressively pursue opportunities with U.S. allied foreign navies as we made our first product shipment to the Royal Australian Navy for one of their twelve frigate-class warships.” Mr. Tu continued, “In addition, we also announced the official launch of Commercial Intellitube at the beginning of the quarter to complement our direct-wire TLED offerings. We continued to develop the pipeline of long-term opportunities with end customers within specific vertical channels—primarily military bases, healthcare facilities, K-12 schools, industrial and national retail chains—and we do anticipate growing, more substantial financial contributions from commercial products as we enter the second half of the year."

"To further strengthen our strategic focus, in August 2015 we disposed of Crescent Lighting Limited ("CLL"), our wholly-owned subsidiary in the United Kingdom," added Mr. Tu. "CLL serves a niche portion of the architectural lighting market, and was the last legacy business not core to our TLED retrofit strategy. Excluding CLL's sales for the second quarter of 2015 and 2014, commercial sales would have increased 24 percent. We do not expect the disposal to be material to our results for the third quarter of 2015."

A further breakdown of net sales is shown below (in thousands):

	Three months ended June 30,		Six months ended June 30,	
	2015	2014	2015	2014
Government products	$ 14,086	$ 2,715	$ 24,888	$ 4,193
Commercial products, excluding CLL	2,143	1,725	3,912	2,319
Commercial products, CLL	389	1,109	923	1,745
R&D services	3	17	20	40
Turnkey solutions (formerly our "Solutions"	—	1,133	23	3,321
Total net sales	$ 16,621	$ 6,699	$ 29,766	$ 11,618

Mr. Tu concluded, "With continued Navy sales growth and superb execution on production expansion and operational efficiency enhancement, our total sales for the first half of 2015 have already surpassed those for the entire year in 2014 with markedly improved margins. Based on our current pipeline of opportunities for both military and commercial products, we expect strong sales momentum and margin performance to continue for the rest of 2015."

Financial Results:

Net sales of $16.6 million for the second quarter of 2015 increased 148.1 percent compared to the second quarter of 2014. The increase was due to continued high-volume sales of our government products to a distributor for the U.S. Navy. Net sales of our commercial products decreased 10.7 percent compared to the second quarter of 2014 due to a 64.9 percent decrease in sales from CLL, our U.K. subsidiary until August 2015. Excluding CLL sales, commercial products sales would have increased 24.2 percent for the second quarter of 2015. We had no turnkey solutions sales for the second quarter of 2015 due to and the shift in our focus onto exclusively developing and selling our LED products.

Gross profit was $7.6 million, or 45.9 percent of net sales, for the second quarter of 2015, compared to $2.2 million, or 32.5 percent of net sales for the second quarter of 2014. The increase was due primarily to product mix, as sales for turnkey solutions, which have historically carried lower gross margins, decreased for the second quarter of 2015. Additionally, the increase is attributable to engaging new suppliers to lower our product costs, performing value analysis/engineering processes, and our continuous development of operating efficiencies while building economies of scale to support sales volume increases.

Operating income was $3.1 million compared to an operating loss of $562 thousand last year, a $3.6 million improvement. Net income was $2.1 million for the second quarter of 2015, or $0.21 per share, representing 12.6 percent of net sales, compared a net loss of $622 thousand, or a loss of $0.08 per share, for the same period last year.

For the first half of 2015, net sales of $29.8 million increased 156.2 percent compared to the first six months of 2014. Gross profit was $13.0 million, or 43.8 percent of net sales, compared to $3.6 million, or 31.0 percent of net sales for the six months ended June 30, 2014. Net income was $3.2 million for the 2015 first half, compared to net loss of $4.7 million for the six months ended June 30, 2014. Higher net sales, as well as continued operational improvements, resulted in the improved financial results. Cash, net of credit line borrowings of $455 thousand, was $9.7 million at June 30, 2015, an increase of $2.6 million during the quarter. Cash provided by operations was $2.7 million for the second quarter and $424 thousand for the first half of 2015. For the second quarter, cash provided by operations was the result of net income, as well as lower inventory and accounts receivable balances partially offset by decreases in accounts payable. Business Outlook: While quarterly results will vary and fluctuate due to order and delivery timing, the Company believes it will achieve net sales growth in excess of 100 percent in 2015 over 2014. Additionally, gross margins are expected to remain above the Company’s targeted 35 percent for 2015. Earnings Conference Call: Energy Focus, Inc. will host a conference call and webcast on August 5, 2015 at 11:00 a.m. ET to review the second quarter 2015 financial results, followed by a Q & A session. To participate in the call, please dial 888-428-9490 (toll free in the U.S.) or 719-325-2177 (International) using passcode 9878157. The call will also be broadcast live over the internet, and can be accessed from the investor section of our website at www.energyfocusinc.com. A replay of the conference call will be available through the Investors section of our website under Events and Presentations beginning on August 5, 2015 and will remain available for 90 days. Forward Looking Statements: Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, plans to dispose of CLL, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this Report. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: our history of operating losses and our ability to generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations or fund our growth; our dependence on government customers, in particular the U.S. Navy, and on the levels of funding available to such customers and our ability to satisfactorily fulfill our contractual obligations to such customers; general economic conditions, including the strength of the construction industry, both in the United States and in other markets in which we operate; our ability to compete effectively against companies with greater resources; our ability to achieve and manage our growth plans, improve or maintain efficiencies and control expenses to increase sales and improve margins; market acceptance of LED lighting technology; our ability to respond to new lighting technologies and market trends with safe and reliable products; our ability to protect our intellectual property rights and the impact of any type of legal claim or dispute; our reliance on a limited number of customers for a significant portion of our revenue; our ability to obtain critical components and finished products from third-party suppliers on acceptable terms; risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations; and our ability to maintain effective internal controls. In light of the foregoing, we caution you not to place undue reliance on our forward- looking statements. Any forward-looking statement that we make in this Report speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. About Energy Focus, Inc.: Energy Focus, Inc. is a leading provider of energy efficient LED lighting products and a developer of energy efficient lighting technology. Our LED Lighting products provide energy savings, aesthetics, safety, and maintenance cost benefits over conventional lighting. Our long-standing relationship with the U.S. Government continues to enable us to provide energy efficient LED lighting products to the U.S. Navy and the Military Sealift Command fleets. Customers include national, state, and local U.S. government agencies as well as Fortune 500 companies and many other commercial and industrial clients. Company headquarters are located in Solon, OH. For more information, see our web site at www.energyfocusinc.com. Non-GAAP Measures: In addition to the results provided in accordance with generally accepted accounting principles in the United States, we have presented net sales amounts excluding certain categories of revenue. Management believes these measures are helpful to investors as they provide a more comparable basis to analyze our revenue sources and growth as we have shifted our business away from turnkey solutions sales and disposed of CLL in August 2015. However, the inclusion of these adjusted measures should not be construed as an indication that future results will be unaffected by the items that are being excluded or that the items for which the adjustments have been made are unusual or infrequent. Investor Contacts: Energy Focus, Inc. Marcia J. Miller, Chief Financial Officer (440) 715-1300 ir@energyfocusinc.com Darrow Associates, Inc. Peter Seltzberg, Managing Director (516) 510-8768 pseltzberg@darrowir.com

ENERGY FOCUS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts) (Unaudited) June 30, 2015 December 31, 2014 ASSETS Current assets: Cash and cash equivalents $ 10,173 $ 7,531 Trade accounts receivable less allowances of $200 and $323, respectively 2,506 3,113 Inventories, net 9,847 7,283 Prepaid and other current assets 1,084 1,002 Total current assets 23,610 18,929 Property and equipment, net 732 479 Other assets 111 88 Total assets $ 24,453 $ 19,496 LIABILITIES Current liabilities: Accounts payable $ 4,911 $ 7,601 Accrued liabilities 1,462 1,209 Accrued federal and state income taxes 923 — Accrued warranty reserve 471 188 Deferred revenue 200 133 Billings in excess of costs and estimated earnings on uncompleted contracts — 23 Credit line borrowings 455 453 Total current liabilities 8,422 9,607 Other liabilities 87 46 Long-term debt 70 70 Total liabilities 8,579 9,723 STOCKHOLDERS' EQUITY Preferred stock, par value $0.0001 per share: Authorized: 2,000,000 shares in 2015 and 2014 Issued and outstanding: no shares in 2015 and 2014 — — Common stock, par value $0.0001 per share: Authorized: 15,000,000 shares in 2015 and 2014 Issued and outstanding: 10,025,790 at June 30, 2015 and 9,423,975 at December 31, 2014 1 1 Additional paid-in capital 101,003 98,133 Accumulated other comprehensive income 460 469 Accumulated deficit (85,590) (88,830) Total stockholders' equity 15,874 9,773 Total liabilities and stockholders' equity $ 24,453 $ 19,496

ENERGY FOCUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (Unaudited) Three months ended June 30, Six months ended June 30, 2015 2014 2015 2014 Net sales $ 16,621 $ 6,699 $ 29,766 $ 11,618 Cost of sales 8,990 4,525 16,733 8,022 Gross profit 7,631 2,174 13,033 3,596 Operating expenses: Product development 657 203 1,200 394 Selling, general, and administrative 3,903 2,533 7,527 4,837 Total operating expenses 4,560 2,736 8,727 5,231 Operating income (loss) 3,071 (562) 4,306 (1,635) Other expenses (income): Interest expense 26 28 49 2,646 Other (income) expenses (25) 33 32 393 Income (loss) from continuing operations before income taxes 3,070 (623) 4,225 (4,674) Provision for (benefit from) income taxes 923 (1) 913 (2) Income (loss) from continuing operations 2,147 (622) 3,312 (4,672) Discontinued operations: Loss from discontinued operations — — — (20) Loss on sale of discontinued operations (36) — (72) — Loss from discontinued operations (36) — (72) (20) Net income (loss) $ 2,111 $ (622) $ 3,240 $ (4,692) Net income (loss) per share - basic: From continuing operations $ 0.21 $ (0.08) $ 0.34 $ (0.72) From discontinued operations — — (0.01) — Net income (loss) per share - basic: $ 0.21 $ (0.08) $ 0.33 $ (0.72) Net income (loss) per share - diluted: From continuing operations $ 0.21 $ (0.08) $ 0.33 $ (0.72) From discontinued operations — — (0.01) — Net income (loss) per share - diluted: $ 0.21 $ (0.08) $ 0.32 $ (0.72) Weighted average shares used in computing net income (loss) per share: Basic 10,019 7,836 9,846 6,512 Diluted 10,138 7,836 10,058 6,512